UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

INSPIRED BUILDERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2nd Brewery Link Box mp 2797

Momprobi-Accro, Ghana

(Address of principal executive office)

+233 244 887 610

(Registrant's telephone number, including area code)

3445 Lawrence Ave

Oceanside, New York

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement between Custodian Ventures LLC and Edward Somuah

On April 30, 2020, Custodian Ventures, LLC, a Wyoming limited liability company (“CVL”) and Inspired Builders, Inc., a Nevada corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with U Green Enterprise, a Ghana corporation (the “Purchaser”). The Agreement closed upon execution on April 30, 2020 (“Closing”). Pursuant to the Agreement, CVL agreed to sell and Purchaser agreed to purchase 956,440 restricted common stock shares of the Company (the “Shares”), representing approximately 94.6% of the Company’s outstanding shares of common stock. Pursuant to the Agreement, Purchaser agreed to pay CVL as follows: (i) $157,640 payable at the Closing in exchange for the Shares, and (ii) to repay the note outstanding to CVL in amount of $67,360 immediately following the Closing. Additionally, the Company has entered into a consulting agreement with CVL for a 60 day term for the provision of transitional services for the benefit of the Company.

The Closing of the Agreement effectuated a change in control of the Company. As a result of the Closing, the Purchaser owns approximately 94.6% of the Company's issued and outstanding common stock. The are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters, except as set forth herein.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of April 30, 2020, the number of shares of common stock that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as noted below, each person has sole voting and investment power.

 Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address of each beneficial owner is 2nd Brewery Link Box mp 2797, Momprobi-Accro, Ghana and the address of more than 5% of common stock is detailed below.

Name and Address of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Edward Somuah(2)	956,440	94.6%

All executive officers and directors as a group (1 person)	956,440	94.6%

Beneficial Shareholders of Common Stock greater than 5%
U Green Enterprises(3)	956,440	94.6%

(1) Applicable percentage of ownership is based on 1,011,254 shares of common stock outstanding and 0 shares of Preferred Stock issued and outstanding on April 30, 2020. Percentage totals are calculated separately based on each class of capital stock. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of April 30, 2020, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of April 30, 2020, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Edward Somuah is President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of the Company; his beneficial ownership includes 956,440 shares of common stock indirectly owned by U Green Enterprises, as acquired from CVL on April 30, 2020 and 0 shares issuable upon the exercise of stock options.

(3) U Green Enterprises is a Ghana corporation. Mr. Somuah, our sole officer and director, has voting and dispositive control over U Green Enterprises.

Item 5.01	Change in Control of Registrant.

As a result of the Closing of the Agreement and SPA, a change of control of the Company occurred. To the extent required by Item 5.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 5.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

David Lazar – Resignation

On April 30, 2020, Mr. David Lazar resigned effective immediately as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director. Mr. Lazar’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise. The Board approved and accepted Mr. Lazar’s resignation on April 30, 2020.

Edward Somuah– Appointment

On April 30,2020, Mr. Edward Somuah, age 31, was appointed to serve as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and member of the Board of Directors to serve until the next annual meeting and until his successor is duly appointed. Mr. Somuah accepted such appointment on April 30, 2020.

The biography for Mr. Somuah is set forth below:

Edward Somuah- Mr. Edward Kofi Somuah is an entrepreneur and co-founder of several private companies. Mr. Somuah is an active investor and African business start-up advocate for international businesses in Africa and with core discipline focuses in mining, finance, real estate, construction, logistics management

Mr. Somuah has been a founder and/or director in 5 companies over the last ten years including Coreplay Logistics, Permanent Supply Group, MasterLine, and Awacon Construction.

A passionate business activist for Ghana, Mr. Somuah has led business management and strategies to win major private and public contracts including the Seblemi Housing Project, a 1,500 unit affordable housing program in Ghana, and with industry leaders including United Steel, Fabrimetals, Ofori, and Fredcons.

Mr. Somuah graduated from the University of Ghana, honored the National Services tradition as a Teaching Assistant, and then began his successful business career in mining, real estate, construction, and import/export logistics.

Family Relationships

Mr. Somuah is not related to any Officers or Directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

As a result of the Closing of the Agreement and SPA, the Company has changed its address to 2nd Brewery Link Box mp 2797

Momprobi-Accro, Ghana.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated April 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2020	INSPIRED BUILDERS

/s/ Edward Somuah Name: Edward Somuah Title: Chief Executive Officer